Exhibit 99.4
Form of Proxy for Holders of Buckeye GP Holdings L.P. Common Units
Dear Unitholder:
Your vote is important and we encourage you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.
· To submit your proxy electronically via the Internet, go to the website: and follow the prompts. You must use the control number printed in the box on the reverse side of this card.
· To submit your proxy by telephone, you need to use a touch-tone telephone and use the control number printed in the box on the reverse side of this card.
Also, if you need technical assistance in voting, please call toll free at x-xxx-xxx-xxxx (xxxx). Unitholders calling from outside the U.S. and Canada can call collect at x-xxx-xxx-xxxx.
Your vote is important. Thank you for voting. Proxy card must be signed and dated on the reverse side.
THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF BUCKEYE GP HOLDINGS L.P. RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF MAINLINE MANAGEMENT LLC
BUCKEYE GP HOLDINGS L.P. ONE GREENWAY PLAZA, SUITE 600 HOUSTON, TEXAS 77046
The undersigned unitholder(s) of Buckeye GP Holdings L.P. (“Holdings”), having duly received the Notice of Special Meeting of Holdings and Joint Proxy Statement/Prospectus dated , 2010, hereby appoint(s) and each or any of them, with full power of substitution and revocation, as proxies to represent the undersigned and to vote, as designated, and otherwise act in such proxyholder’s sole discretion as to any other matter properly raised in respect of all common units or management units of Holdings, as applicable, which the undersigned may be entitled to vote at the Special Meeting of Unitholders of Holdings to be held on , 2010, at local time at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010, and at any and all adjournments or postponements thereof, with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side or in such proxyholder’s sole discretion as to any other matter that may properly come before the Special Meeting.
THIS PROXY IS CONTINUED ON THE OTHER SIDE PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

BUCKEYE GP HOLDINGS L.P. SUBMIT YOUR PROXY BY INTERNET —
ONE GREENWAY PLAZA Use the Internet to transmit your voting SUITE 600 instructions and for electronic delivery of HOUSTON, TEXAS 77046 information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions on your screen to obtain your records and to create an electronic voting instruction form. You will incur only your normal internet charges. SUBMIT YOUR PROXY BY TELEPHONE — X-XXX-XXX-XXXX Use any touch-tone telephone to transmit your voting instructions toll-free up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the prerecorded instructions. SUBMIT YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope to
. Your proxy card must be received by the day before the meeting date to be counted in the final tabulation.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE BOARD OF DIRECTORS OF THE GENERAL For Against Abstain PARTNER OF BUCKEYE GP HOLDINGS L.P. RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2
1. To consider and vote upon
the approval of (a) the First Amended and Restated Agreement and Plan of Merger by and among Buckeye Partners, L.P. (the “Partnership”), Buckeye GP LLC, the general partner of the Partnership, Grand Ohio, LLC (“MergerCo”), Buckeye GP Holdings L.P. (“Holdings”) and MainLine Management LLC, the general partner of Holdings (“Holdings GP”), dated as of August [ ], 2010, pursuant to which (i) MergerCo will merge with and into Holdings and Holdings will survive as a subsidiary of the Partnership with the Partnership as Holdings’ sole limited partner and Holdings GP remaining as the sole general partner of Holdings (the “merger”) and (ii) all common units and management units of Holdings will be converted into limited partner interests of the Partnership represented by limited partnership units (b) the merger, and (c) the transactions contemplated thereby.
2. Approval of the adjournment of the Holdings special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient votes in favor of any of the foregoing proposals.
This Proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned unitholder. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion. If no direction is made, this Proxy will be voted FOR all of the above items and in the discretion of the person named in this proxy for all other matters that properly come before the meeting.
Please sign exactly as your name appears hereon. Jointly owned units will be voted as directed if one owner signs unless another owner instructs the contrary, in which case the units will not be voted. If signing in a representative capacity, please indicate title and authority.
Signature PLEASE SIGN WITHIN BOX Date
Signature (Joint Owners) Date